Exhibit 10.1

Amendment to Credit Agreement with Termination of Negative Pledge Agreement and Consent
This agreement is dated as of June 23, 2011, by and between TASER International, Inc. (the “Borrower”) and JPMorgan Chase Bank, N.A. (together with its successors and assigns the “Bank”). The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the “Effective Date”).
WHEREAS, the Borrower and the Bank entered into a credit agreement dated June 22, 2004 (as amended, the “Credit Agreement”); and a Negative Pledge Agreement dated June 22, 2004 (the “Negative Pledge Agreement”) and
WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement as set forth in this agreement;
NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:
1.	DEFINED TERMS. Capitalized terms used in this agreement shall have the same meanings as in the Credit Agreement, unless otherwise defined in this agreement.
2.
TERMINATION OF NEGATIVE PLEDGE AGREEMENT. The Negative Pledge Agreement is hereby terminated, the parties acknowledging that the covenants and events of default in the Credit Agreement concerning liens, transfers and other transactions involving Borrower’s properties, continue without modification except as provided for herein, in accordance with their stated terms.

3.
CONSENT. The Bank agrees that Borrower shall be permitted, notwithstanding the provisions in sections 5.2.A and 5.2.B of the Credit Agreement, to repurchase its common shares for cash consideration not to exceed an aggregate amount of $15,000,000.00; provided however that this consent is conditioned on (a) Borrower’s compliance with all other terms and conditions of the Credit Agreement, giving effect to such repurchase; and (b) giving effect to such repurchase, the Borrower shall have a balance of unencumbered cash (determined in accordance with generally accepted accounting principles, consistently applied) of not less than $10,000,000.00. The consent provided for in this paragraph shall be in addition to the consent provided in the Amendment to Credit Agreement dated March 8, 2011.

4.	MODIFICATION OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:
4.1
From and after the Effective Date, the following provisions are deleted in their entirety and reserved: (a) section 1.3, “Borrowing Base"; section 2.4 “Account”; section 2.9 “Eligible Accounts”; section 2.10 “Eligible Inventory”; section 2.11 “Inventory”; 2.13 “Margined Eligible Accounts”; and section 6.2 “Representations Regarding Assets.”

4.2	From and after the Effective Date, section 2.7 “Applicable Fee” of the Credit Agreement is hereby amended and restated to read as follows:
2.7
“Applicable Fee Rate” means with respect to any standby letter of credit fee or Non-Usage Fee, as the case may be, the rate per annum set forth below opposite the applicable Leverage Ratio (hereinafter defined in Section 5. 2 (J).

	Applicable Fee Rate
Leverage Ratio	Standby LOC Fee	Non-Usage Fee
Greater than 0.75 to 1.00	1.75%	0.20%
Less than or equal to 0.75 to 1.00 but greater than 0.25 to 1.00	1.50%	0.15%
Less than or equal to 0.25 to 1.00	1.25%	0.10%
4.3	From and after the Effective Date, section 4.5 “Financial Reports” letters C. and D. of the Credit Agreement are hereby deleted in their entirety.

4.4	From and after the Effective Date, section 5.2 letter C. of the Credit Agreement is hereby amended and restated to read as follows:

C. Debt. Incur, contract for, assume, or permit to remain outstanding, indebtedness for borrowed money, installment obligations, or obligations under capital leases or operating leases, other than (1) unsecured trade debt incurred in the ordinary course of business, (2) indebtedness owing to the Bank, (3) indebtedness reflected in its latest financial statement furnished to the Bank prior to execution of this agreement and that is not to be paid with proceeds of borrowings under the Credit Facilities, (4) indebtedness outstanding as of the date hereof that has been disclosed to the Bank in writing and that is not to be paid with proceeds of borrowings under the Credit Facilities, and (5) additional indebtedness for borrowed money, installment obligations and obligations under capital leases or operating leases not to exceed $2,000,000.00 in the aggregate.

4.5	From and after the Effective Date, section 5.2 letter E. of the Credit Agreement is hereby amended and restated to read as follows:

E. Liens. Create or permit to exist any Lien on any of its Property except: existing Liens known to and approved by the Bank; Liens to the Bank; Liens incurred in the ordinary course of business securing current non-delinquent liabilities for taxes, worker’s compensation, unemployment insurance, social security and pension liabilities; and Liens on domain names, patents, trademarks, and noncompete agreements.

5.	RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified by this agreement.
6.
BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, event, act or omission which could constitute a default or an event of default under the Credit Agreement, as modified by this agreement, or any other Related Document exists, and (c) no condition, event, act or omission has occurred and is continuing that with the giving of notice, or the passage of time or both, would constitute a default or an event of default under the Credit Agreement, as modified by this agreement, or any other Related Document.

7.
FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this agreement, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this agreement.

8.
EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower and the Bank, and the Bank shall have received from the Borrower the following documents: Note Modification Agreement.

9.
ACKNOWLEDGEMENTS OF BORROWER / RELEASE. The Borrower acknowledges that as of the date of this agreement it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement, as modified by this agreement, or any other Related Document on or prior to the date of this agreement. The Borrower fully, finally and forever releases and discharges the Bank, its successors and assigns and their respective directors, officers, employees, agents and representatives (each a “Bank Party”) from any and all claims, causes of action, debts, demands and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of any Bank Party related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank’s part to grant other or future agreements, should any be requested.

10.
INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Credit Agreement, as modified by this agreement, and the other Related Documents contain the complete understanding and agreement of the Borrower and the Bank in respect of the Credit Facilities and supersede all prior understandings and negotiations. If any one or more of the obligations of the Borrower under this agreement or the Credit Agreement, as amended by this agreement, is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement, the Credit Agreement, as modified by this agreement, or any other Related Document in any other jurisdiction. No provision of the Credit Agreement, as modified by this agreement, or the other Related Documents, may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

11.
Governing Law and Venue. This agreement shall be governed by and construed in accordance with the laws of the State of Arizona (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of Arizona, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Arizona is not a convenient forum or the proper venue for any such suit, action or proceeding.

12.
NOT A NOVATION. This agreement is a modification only and not a novation. Except as expressly modified by this agreement, the Credit Agreement, any other Related Documents, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any other Related Documents, the provisions of this agreement shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement and the other Related Documents.

13.	TIME IS OF THE ESSENCE. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein.

Borrower:

TASER International, Inc.

By:	/s/ Daniel M Behrendt

	DANIEL M BEHRENDT	CFO

	Printed Name	Title

Date Signed: June 28, 2011

Bank:

JPMorgan Chase Bank, N.A.

By:

	Printed Name	Title

Date Signed:

Note Modification Agreement
This agreement is dated as of June 23, 2011 (the “Agreement Date”), by and between TASER International, Inc. (the “Borrower”) and JPMorgan Chase Bank, N.A. (together with its successors and assigns, the “Bank”). The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the “Effective Date”).
WHEREAS, the Borrower executed a Line of Credit Note dated as of June 4, 2010 in the original principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), (as same may have been amended or modified from time to time, the “Note”) as evidence of an extension of credit from the Bank to the Borrower, which Note has at all times been, and is now, continuously and without interruption outstanding in favor of the Bank; and,
WHEREAS, the Borrower has requested and the Bank has agreed that the Note be modified to the limited extent as hereinafter set forth in this agreement;
NOW THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:
1. ACCURACY OF RECITALS. The Borrower acknowledges the accuracy of the Recitals stated above.
2. DEFINITIONS. Capitalized terms used in this agreement shall have the same meanings as in the Note, unless otherwise defined in this agreement.
3. MODIFICATION OF NOTE.

3.1 From and after the Effective Date, the provision in the Note captioned “Promise to Pay” is hereby amended as follows: The date on which the entire balance of unpaid principal plus accrued interest shall be due and payable immediately is hereby changed from June 30, 2011 to June 30, 2013.
3.2 From and after the Effective Date, the provision in the Note captioned “Applicable Margin” is hereby amended as follows:
“Applicable Margin” means with respect to any CB Floating Rate Advance or LIBOR Rate Advance, as the case may be, the rate per annum set forth below for such Advance and opposite the applicable Leverage Ratio. Leverage Ratio is defined in the Credit Agreement.

	Applicable Margin
	CB Floating Rate
Leverage Ratio	Advance	LIBOR Rate Advance
Greater than 0.75 to 1.00	minus 0.50%	1.75%
Less than or equal to 0.75 to 1.00 but greater than 0.25 to 1.00	minus 0.75%	1.50%
Less than or equal to 0.25 to 1.00	minus 1.00%	1.25%
The Applicable Margin shall, in each case, be determined and adjusted quarterly on the first day of the month after the date of delivery of the quarterly and annual financial statements required by the Credit Agreement, provided, however, that if such financial statements are not delivered within two Business Days after the required date (each, an “Interest Determination Date”), the Applicable Margin shall increase to the maximum percentage amount set forth in the table above from the date such financial statements were required to be delivered to the Bank until received by the Bank. The Applicable Margin shall be effective from an Interest Determination Date until the next Interest Determination Date. Such determinations by the Bank shall be conclusive absent manifest error. The initial Applicable Margin for CB Floating Rate Advances is minus 1.00% and for LIBOR Rate Advances is 1.25%.
3.3 From and after the Effective Date, the provision in the Note captioned “Principal Payments” is hereby amended as follows:
Principal Payments. All outstanding principal and interest is due and payable in full on June 30, 2013, which is defined herein as the “Principal Payment Date”.
3.4 Each of the Related Documents is modified to provide that it shall be a default or an event of default thereunder if the Borrower shall fail to comply with any of the covenants of the Borrower herein or if any representation or warranty by the Borrower herein or by any guarantor in any Related Documents is materially incomplete, incorrect, or misleading as of the date hereof. As used in this agreement, the “Related Documents” shall include the Note and all applications for letters of credit, loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with the Note or in connection with any other obligations of the Borrower to the Bank.
3.5 Each reference in the Related Documents to any of the Related Documents shall be a reference to such document as modified by this agreement.

4. RATIFICATION OF RELATED DOCUMENTS AND COLLATERAL. The Related Documents are ratified and reaffirmed by the Borrower and shall remain in full force and effect as they may be modified by this agreement. All property described as security in the Related Documents shall remain as security for the Note, as modified by this agreement, and the Liabilities under the other Related Documents.
5. BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that each of the representations and warranties made in the Note and the other Related Documents and each of the following representations and warranties are and will remain, true and correct until the later of maturity or the date on which all Liabilities evidenced by the Note are paid in full:
5.1 No default, event of default or event that would constitute a default or event of default but for the giving of notice, the lapse of time or both, has occurred and is continuing under any provision of the Note, as modified by this agreement, or any other Related Document.
5.2 No event has occurred which may in any one case or in the aggregate materially and adversely affect the financial condition, properties, business, affairs, prospects or operations of the Borrower or any guarantor or any subsidiary of the Borrower.
5.3 The Borrower has no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that it could assert with respect to the Note or any other Liabilities.
5.4 The Note, as modified by this agreement, and the other Related Documents are the legal, valid, and binding obligations of the Borrower and the other parties, enforceable against the Borrower and other parties in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
5.5 The Borrower, other than any Borrower who is a natural person, is validly existing under the laws of the State of its formation or organization. The Borrower has the requisite power and authority to execute and deliver this agreement and to perform the obligations described in the Related Documents as modified herein. The execution and delivery of this agreement and the performance of the obligations described in the Related Documents as modified herein have been duly authorized by all requisite action by or on behalf of the Borrower. This agreement has been duly executed and delivered by or on behalf of the Borrower.
6. BORROWER COVENANTS. The Borrower covenants with the Bank:
6.1 The Borrower shall execute, deliver, and provide to the Bank such additional agreements, documents, and instruments as reasonably required by the Bank to effectuate the intent of this agreement.

6.2 The Borrower fully, finally, and forever releases and discharges the Bank, its successors, and assigns and their respective directors, officers, employees, agents, and representatives (each a “Bank Party”) from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity, of the Borrower, whether now known or unknown to the Borrower, (i) in respect of the loan evidenced by the Note and the Related Documents, or of the actions or omissions of any Bank Party in any manner related to the loan evidenced by the Note or the Related Documents and (ii) arising from events occurring prior to the date of this agreement.
6.3 To the extent not prohibited by applicable law, the Borrower shall pay to the Bank:
6.3.1 All the internal and external costs and expenses incurred (or charged by internal allocation) by the Bank in connection with this agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).
7. EXECUTION AND DELIVERY OF AGREEMENT BY THE BANK. The Bank shall not be bound by this agreement until (i) the Bank has executed this agreement and (ii) the Borrower performed all of the obligations of the Borrower under this agreement to be performed contemporaneously with the execution and delivery of this agreement.
8. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Note, as modified by this agreement, and the other Related Documents contain the complete understanding and agreement of the Borrower and the Bank in respect of any Liabilities evidenced by the Note and supersede all prior understandings, and negotiations. If any one or more of the obligations of the Borrower under this agreement or the Note, as modified by this Agreement, is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement, the Note as modified by this agreement and the other Related Documents in any other jurisdiction. No provision of the Note, as modified by this agreement, or any other Related Documents may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.
9. GOVERNING LAW AND VENUE. This agreement shall be governed by and construed in accordance with the laws of the State of Arizona (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under the Note or this agreement may be brought by the Bank in any state or federal court located in the State of Arizona, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Arizona is not a convenient forum or the proper venue for any such suit, action or proceeding. This agreement binds the Borrower and its successors, and benefits the Bank, its successors and assigns. The Borrower shall not, however, have the right to assign the Borrower’s rights under this agreement or any interest therein, without the prior written consent of the Bank.
10. COUNTERPART EXECUTION. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.
11. NOT A NOVATION. This agreement is a modification only and not a novation. In addition to all amounts hereafter due under the Note, as modified by this agreement, and the other Related Documents, all accrued interest evidenced by the Note being modified by this agreement and all accrued amounts due and payable under the Related Documents shall continue to be due and payable until paid. Except for the modification(s) set forth in this agreement, the Note, the other Related Documents and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Note and made a part thereof. This agreement shall not release or affect the liability of any guarantor, surety or endorser of the Note or release any owner of collateral securing the Note. The validity, priority and enforceability of the Note shall not be impaired hereby. References to the Related Documents and to other agreements shall not affect or impair the absolute and unconditional obligation of the Borrower to pay the principal and interest on the Note when due. The Bank reserves all rights against all parties to the Note and the other Related Documents.

12. TIME IS OF THE ESSENCE. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein.

Borrower:

Address:	17800 North 85th Street	TASER International, Inc.

Scottsdale, AZ 85255

By:	/s/ Daniel M Behrendt

	DANIEL M BEHRENDT	CFO

	Printed Name	Title

Date Signed: June 28, 2011
SIGNATURE REQUIRED ON THE FOLLOWING PAGE

BANK’S ACCEPTANCE
The foregoing agreement is hereby agreed to and acknowledged.

Bank:

JPMorgan Chase Bank, N.A.

By:

Printed Name	Title

Date
Signed: